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CYTOKINETICS ANNOUNCES SECOND EXTENSION
OF RESEARCH TERM UNDER COLLABORATION WITH GLAXOSMITHKLINE

South San Francisco, CA, June 19, 2007 – Cytokinetics, Incorporated (Nasdaq: CYTK) announced that it has agreed to extend the research term under its strategic alliance with GlaxoSmithKline (GSK) to continue research activities focused towards the mitotic kinesin centromere-associated protein E (CENP-E). The strategic alliance, initiated in June 2001, included an initial five-year research term. In June 2006, Cytokinetics and GSK announced a one-year extension to the research collaboration focused to translational research directed towards CENP-E. The companies have now agreed to extend the research program for an additional year, during which each company, at its own expense, will continue to perform translational research in accordance with an agreed plan.

CENP-E is a mitotic kinesin directly involved in coupling the mechanics of mitosis with the mitotic checkpoint signaling machinery, thereby regulating cell proliferation. CENP-E is also essential for prometaphase chromosome movements that contribute to proper chromosome alignment. Both these processes are essential to cell proliferation. Preventing cell proliferation by disrupting mitosis is a validated approach to treating patients with cancer.

“We are pleased to again extend our collaborative research with GSK,” stated David J. Morgans, Jr., Senior Vice President, Preclinical Research and Development, Cytokinetics. “Translational research directed to CENP-E has informed the preclinical development activities for GSK-923295 and has positioned the compound for its expected movement into first-time-in-human clinical trials later this year.”

Background on Cytokinetics and GlaxoSmithKline Strategic Alliance

In June 2001, Cytokinetics and GSK announced that they had entered into a broad strategic alliance to discover, develop and commercialize novel small molecule therapeutics targeting mitotic kinesins for applications in the treatment of cancer and other diseases. The strategic alliance has generated two drug candidates in clinical development, ispinesib and SB-743921, which both target kinesin spindle protein (KSP), and one potential drug candidate in preclinical development, GSK-923295, which targets CENP-E In June 2006, Cytokinetics announced the extension of the research term of this strategic alliance for an additional year, beyond the original minimum of five years, to continue activities focused towards translational research directed to CENP-E. Under a November 2006 amendment to its collaboration and license agreement with GSK, Cytokinetics assumed responsibility for the costs and activities associated with the continued development of the KSP inhibitors ispinesib and SB-743921, subject to GSK’s option to resume responsibility for some or all development and commercialization activities associated with each of these novel drug candidates. The November 2006 amendment superseded a September 2005 amendment to the collaboration and license agreement, which specifically related to SB-743921.

Background on Mitotic Kinesin Inhibitors

Since their introduction over 40 years ago, anti-mitotic drugs (taxanes and vinca alkaloids) have advanced the treatment of cancer and are commonly used for the treatment of several tumor types. However, these drugs have demonstrated limited treatment benefit against certain cancers. In addition, these drugs target tubulin, a cytoskeletal protein involved not only in mitosis and cell proliferation, but also in other important cellular functions. Inhibition of these other cellular functions produces dose-limiting toxicities such as peripheral neuropathy, an impairment of peripheral nervous system function. Neuropathies are thought to result when these drugs interfere with the dynamics of microtubule filaments that are responsible for the long-distance transport of important cellular components within nerve cells.

Mitotic kinesins are essential to mitosis, and, unlike tubulin, appear to have no role in unrelated cellular functions. Cytokinetics believes that drugs that inhibit KSP, CENP-E and other mitotic kinesins may represent the next generation of anti-mitotic cancer drugs by arresting mitosis and cell proliferation without impacting unrelated, normal cellular functions, thereby avoiding many of the toxicities commonly experienced by patients treated with existing anti-mitotic drugs.

About Cytokinetics

Cytokinetics is a biopharmaceutical company focused on the discovery, development and commercialization of novel small molecule drugs that may address areas of significant unmet clinical needs.   Cytokinetics’ development efforts are directed to advancing multiple drug candidates through clinical trials to demonstrate proof-of-concept in humans, specifically in the areas of heart failure and cancer.  Cytokinetics’ cardiovascular disease program is focused to cardiac myosin, a motor protein essential to cardiac muscle contraction.  Cytokinetics’ lead compound, CK-1827452, a novel small molecule cardiac myosin activator, recently entered Phase II clinical trials for the treatment of heart failure in 2007. Under a strategic alliance established in 2006, Cytokinetics and Amgen Inc. plan to conduct research with activators of cardiac myosin in order to identify potential treatments for patients with heart failure. Amgen has obtained an option for the joint development and commercialization of CK-1827452 exercisable during a defined period, the ending of which is dependent on Cytokinetics’ conduct of further clinical trials of CK-1827452. Cytokinetics’ cancer program is focused on mitotic kinesins, a family of motor proteins essential to cell division.  Cytokinetics is developing two novel drug candidates that have arisen from this program, ispinesib and SB-743921, each a novel inhibitor of kinesin spindle protein (KSP), a mitotic kinesin.  Ispinesib has been the subject of a broad clinical trials program comprised of nine Phase II clinical trials as well as six Phase I or Ib clinical trials.  Cytokinetics plans to conduct additional clinical trials with ispinesib and is conducting a Phase I/II trial of SB-743921 in non-Hodgkin’s lymphoma.  Under a strategic alliance established in 2001, Cytokinetics and GlaxoSmithKline (GSK) are conducting research and development activities focused on the potential treatment of cancer.  GSK has obtained an option for the joint development and commercialization of ispinesib and SB-743921, exercisable during a defined period.  Cytokinetics and GSK are conducting collaborative research activities directed to the mitotic kinesin centromere-associated protein E (CENP-E).  GSK-923295, a CENP-E inhibitor, is being developed under the strategic alliance by GSK. GSK is expected to begin clinical trials with GSK-923295 in 2007.   All of these drug candidates have arisen from Cytokinetics’ research activities and are directed towards the cytoskeleton.    The cytoskeleton is a complex biological infrastructure that plays a fundamental role within every human cell. Cytokinetics’ focus on the cytoskeleton enables it to develop novel and potentially safer and more effective classes of drugs directed at treatments for cancer, and cardiovascular disease. Additional information about Cytokinetics can be obtained at www.cytokinetics.com.

This press release contains forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the “Act”).  Cytokinetics disclaims any intent or obligation to update these forward-looking statements, and claims the protection of the Safe Harbor for forward-looking statements contained in the Act.  Examples of such statements include, but are not limited to, statements relating to the expected initiation, timing, scope and results of Cytokinetics’ and its partners’ research and development programs, including statements regarding initiation of clinical trials, the potential benefits of Cytokinetics’ drug candidates and potential drug candidates and the enabling capabilities of Cytokinetics’ biological focus Such statements are based on management’s current expectations, but actual results may differ materially due to various risks and uncertainties, including, but not limited to, potential decisions by GSK to postpone or discontinue development efforts for GSK-923295; potential difficulties or delays in the development, testing, regulatory approval, production and marketing of Cytokinetics’ drug candidates that could slow or prevent clinical development, product approval or market acceptance, including risks that current and past results of clinical trials or preclinical studies may not be indicative of future clinical trials results, patient enrollment for clinical trials may be difficult or delayed, Cytokinetics’ drug candidates may have unexpected adverse side effects or inadequate therapeutic efficacy, and Cytokinetics may be unable to obtain and maintain patent or trade secret protection for its intellectual property; Cytokinetics may incur unanticipated research and development and other costs or be unable to obtain additional financing if necessary; standards of care may change or others may introduce products or alternative therapies for the treatment of indications Cytokinetics’ drug candidates and potential drug candidates currently or potentially target; and risks and uncertainties relating to the timing and receipt of funds under Cytokinetics’ collaborations. For further information regarding these and other risks related to Cytokinetics’ business, investors should consult Cytokinetics’ filings with the Securities and Exchange Commission.

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